Exhibit 99.1

Contact:

Jeffrey M. Kreger

Chief Financial Officer

(720) 697-5200

Jeffrey.kreger@bioscrip.com

BioScrip Enters into a Tax Asset Protection Plan to Protect its Valuable Tax Assets

DENVER, CO., — August 12, 2016 —BioScrip, Inc. (NASDAQ:BIOS) (“BioScrip” or the “Company”) today announced that its Board of Directors has adopted a Tax Asset Protection Plan designed to protect the Company’s ability to utilize its net operating loss carryforwards (NOLs), which total approximately $275 million.

United States federal income tax rules, and Section 382 of the Internal Revenue Code in particular, could substantially limit the use of net operating losses and other tax assets if BioScrip experiences an “ownership change” (as defined in the Internal Revenue Code). In general, an ownership change occurs if there is a cumulative change in the ownership of BioScrip by “5 percent stockholders” that exceeds 50 percentage points over a rolling three-year period.

The Company noted the Tax Asset Protection Plan serves the interests of all stockholders by protecting the Company’s ability to use its deferred tax assets to offset tax liabilities in the future.

Under the terms of the Tax Asset Protection Plan, the Company will distribute to its stockholders a non-taxable dividend distribution of one preferred stock purchase right for each share of common stock of the Company outstanding as of the close of business on August 25, 2016. The Tax Asset Protection Plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.9% or more of the Company’s outstanding common stock (an “Acquiring Person”). Stockholders who beneficially owned 4.9% or more of the Company’s outstanding common stock as of the close of business on August 11, 2016 will not become an Acquiring Person so long as they do not acquire additional shares of common stock while they still beneficially own 4.9% or more of the Company’s outstanding common stock.

A person who becomes an Acquiring Person may be subject to significant dilution in its holdings. The Board of Directors may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Tax Asset Protection Plan.

A copy of the Tax Asset Protection Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission.

About BioScrip

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Cautionary Statement Concerning Forward Looking Statements

This press release includes statements that may constitute “forward-looking statements,” that involve substantial risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “potential,” “continue” or comparable terms. These forward-looking statements involve risks, uncertainties and assumptions, including, but not limited to, whether the Tax Asset Protection Plan will have its intended effects and the estimate of NOLs for federal income tax purposes. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

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